UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2009

Brainstorm Cell Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-61610	20-8133057
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 East 59 th Street
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 557-9000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 18, 2009, Brainstorm Cell Therapeutics Inc. (the “Company”) entered into an amendment to a subscription agreement (the “Amendment”), dated as of July 31, 2009, with ACCBT Corp. (the “Investor”), a company under the control of Mr. Chaim Lebovits, the President of the Company, pursuant to which the Company and the Investor agreed to amend the Subscription Agreement, dated as of July 2, 2007 (the “Subscription Agreement”).

Under the terms of the Subscription Agreement, the Investor was no longer obligated to invest any further amounts in the Company.  The Investor agreed to invest an additional $1,000,000 in the Company, and, in return, the Company agreed to amend the Subscription Agreement to, among other things, reprice all of the Subscription Shares (as defined below) from $0.1818 to $0.12 to reflect the new market price per share of the Company and to reduce the exercise price of the Last Warrant (as defined below) and any future warrants from $0.36 to $0.29. The share price as of closing on August 21, 2009 was $0.061.

The Amendment amended the Subscription Agreement to, among other things: (i) decrease the purchase price per share of the up to 27,500,000 shares (the “Subscription Shares”) of the Company’s common stock, $0.00005 par value per share (the “Common Stock”), the Investor previously purchased or will purchase pursuant to the terms of the Subscription Agreement, as amended, from $0.1818 to $0.12 (the “Repricing”); (ii) adjust the number of shares of Common Stock issuable under the Subscription Agreement in accordance with the Repricing; (iii) extend the expiration date of all Warrants (as described below); (iv) amend the exercise price of certain of the Warrants from $0.36 to $0.29; and (v) revise the investment schedule of the purchase and sale of the Subscription Shares.   Pursuant to the Amendment, the Repricing retroactively applies to all Subscription Shares purchased by the Investor prior to the Amendment.

As previously disclosed, pursuant to the terms of the Subscription Agreement, the Company agreed to sell to the Investor the Subscription Shares for an aggregate subscription price of up to $5.0 million and for no additional consideration, if the Investor purchased the Subscription Shares, warrants to purchase up to 30,250,000 shares of Common Stock (the “Warrants”). Separate closings of the purchase and sale of the Subscription Shares and the Warrants were scheduled.  Under the Subscription Agreement, the Company was to deliver to the Investor a set number of Subscription Shares and Warrants, subject to customary closing conditions and the delivery of funds. Pursuant to the terms of the Subscription Agreement, the Warrants were to have the following exercise prices: (i) the first 10,083,333 Warrants issued would have an exercise price of $0.20; (ii) the next 10,083,333 Warrants issued would have an exercise price of $0.29; and (iii) the final 10,083,334 Warrants issued would have an exercise price of $0.36. Each Warrant issued pursuant to the Subscription Agreement would expire on November 5, 2011.

As of July 31, 2009, the Investor had purchased an aggregate of 22,289,586 shares of Common Stock (of which 3,039,586 have not yet been issued) for an aggregate purchase price of $4,052,652, and the following Warrants (the “Issued Warrants”) had been issued to the Investor: (i) 10,083,333 Warrants with an exercise price of $0.20; (ii) 10,083,333 Warrants with an exercise price of $0.29; and (iii) 1,008,334 Warrants (the “Last Warrant”) with an exercise price of $0.36.

Pursuant to the Amendment, the Investor agreed to purchase the remainder of the Subscription Shares, as adjusted, at an aggregate purchase price of $947,347 at a price per share of $0.12 in monthly installments of not less than $50,000 (with the last payment in an amount up to the maximum subscription price of $5.0 million) at closings to be held monthly beginning on August 1, 2009.

If the market price per share closes at or below $0.05 per share on any 5 consecutive trading days after the date of the Amendment, then the obligation of the Investor to purchase the remainder of the Subscription Shares shall terminate; however, the Investor may elect to continue to make investments under the Amendment.

Pursuant to the Amendment, the exercise price of the Last Warrant decreased from $0.36 to $0.29.  At the closing upon which the Investor shall have invested an aggregate of $4,250,000, the Company shall issue a Warrant to the Investor to purchase 3,529,166 shares of Common Stock at an exercise price of $0.29.  At the closing upon which the Investor shall have invested $5.0 million, the Company shall issue a Warrant to the Investor to purchase 4,537,500 shares of Common Stock at an exercise price of $0.29.  At the request of the Investor, the Company shall issue Warrants to the Investor proportionally with respect to the amounts invested by the Investor.

Pursuant to the Amendment, all of the Warrants, including the Issued Warrants, shall expire on November 5, 2013 instead of November 5, 2011.

Pursuant to the Amendment, the Investor is entitled to demand and piggyback registration rights, whereby the Investor may request, upon 10 days written notice, the Company to include within a registration statement to be filed with the Securities and Exchange Commission for the Investor’s resale of the Subscription Shares, as adjusted, and the shares of Common Stock issuable upon exercise of the Warrants.

In connection with the Repricing and the Amendment, the Company shall issue 9,916,667 shares of Common Stock to the Investor for no additional consideration in order to retroactively apply the Repricing.

Except as is modified by the Amendment, a description of the Subscription Agreement is incorporated herein by reference to Item 1.01 of the Company’s Current Report on Form 8-K dated July 2, 2007 (filed on July 5, 2007) (File No. 333-61610).  The foregoing description is subject to, and qualified in its entirety by, the Amendment filed as an exhibit hereto and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Item 1.01 is hereby incorporated by reference into this item.

The issuance of the securities described in Items 1.01 was effected without registration in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, as a sale by the Company not involving a public offering. No underwriters were involved with the issuance of such securities.

Item 9.01 Financial Statements and Exhibits.

(d) The exhibits listed in the Exhibit Index below are filed with, or incorporated by reference in, this report.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 24, 2009	Brainstorm Cell Therapeutics Inc.

	By:	/s/ Rami Efrati
Rami Efrati
Chief Executive Officer

EXHIBIT INDEX

Exhibit No .	Description

10.1	Amendment to Subscription Agreement, dated as of July 31, 2009, by and between ACCBT Corp. and Brainstorm Cell Therapeutics, Inc.

99.1
Description of Subscription Agreement, dated July 2, 2007, is incorporated herein by reference to Item 1.01 of the Registrant’s Current Report on Form 8-K dated July 2, 2007 (filed on July 5, 2007) (File No. 333-61610).